SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 31st day of August, 1992 by and among Merrill LYNCH (SUISSE INVESTMENT MANAGEMENT S.A., a corporation organized under the laws of Switzerland (hereinafter referred to as "MLSIM"), FUND ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as "FAMI"), and MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the 'Fund').

                                  WITNESSETH:

     WHEREAS, the Fund is engaged in business as a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the 'Investment Company Act'); and

     WHEREAS, MLSIM and FAMI are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

     WHEREAS, MLSIM has entered into an investment advisory agreement with the Fund (the 'Advisory Agreement"), dated August 31, 1992, pursuant to which MLSIM will provide investment advisory and management services to the Fund; and

     WHEREAS, FAMI is willing to provide sub-advisory services to MLSIM with respect to the cash position of the Fund on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, FAMI and MLSIM hereby agree as follows:


                                   ARTICLE I
                                 Duties of FAMI

     MLSIM hereby employs FAMI to act as sub-adviser to MLSIM and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to the cash position of the Fund, as described below, subject to the supervision of MLSIM and the Trustees of the Fund, for the period and on the terms and conditions set forth in this Agreement. FAMI hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation from MLSIM provided for herein. FAMI and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         FAMI shall provide MLSIM with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of the portion of the cash position of the Fund for which MLSIM determines FAMI shall serve as sub-adviser. All advice and recommendations provided by FAMI shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the 'Prospectus' and 'Statement of Additional Information', respectively).

                                   ARTICLE II
                       Allocation of Charges and Expenses

     FAMI assumes and shall pay for maintaing the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all Trustees of the Fund who are affiliated persons of FAMI.

                                  ARTICLE III
                              Compensation of FAMI

     For the services rendered, the facilities furnished and expenses assumed by FAMI, MLSIM, and not the Fund, shall pay to FAMI such compensation as MLSIM and FAMI shall agree upon from time to time.

                                   ARTICLE IV
                        Limitation of Liability of FAMI

     FAMI shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act of omission in the performance of sub-advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, FAMI shall include any affiliates of FAMI performing services for MLSIM contemplated hereby and directors, officers and employees of FAMI and such affiliates.

                                   ARTICLE V
                              Activities of FAMI

     The services of FAMI to the Fund are not to be deemed to be exclusive, and FAMI and any person controlled by or under common control with FAMI (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Fund are or may become interested in FAMI and its affiliates, as directors, officers, employees and shareholders of FAMI and its affiliates are or may become similarly interested in the Fund, and that FAMI and directors, officers employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI
                   Duration and Termination of this Agreement

     This Agreement shall become effective as of the date first above written and shall remain in force until August 31, 1994 and thereafter, but only so long as such continuances is specifically approved at least annually by (i) the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at meeting called for the purpose of voting on such approval.


     This Agreement may be terminated at any time, without the payment of any penalty, by MLSIM or by vote of a majority of the outstanding voting securities of the Fund, or by FAMI, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement.

                                  ARTICLE VII
                          Amendments of this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities, "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                  Governing Law

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company act, the later shall control.

                                   ARTICLE X
                               Personal Liability

     The Declaration of Trust establishing the Fund dated June 26, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Consults International Portfolio" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the "Trust Property" only shall be liable.

     IN WITNESSS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         MERRILL LYNCH (SUISSE) INVESTMENT
                                         MANAGEMENT S.A.



                                         By: /s/
                                             -----------------------------


                                         FUND ASSET MANAGEMENT, INC.


                                         By: /s/
                                             -----------------------------


                                         MERRILL LYNCH CONSULTS INTERNATIONAL
                                         PORTFOLIO


                                         By: /s/
                                             -----------------------------